Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Emerson Radio Corp., (the “Company”) on Form 10-K for the period ended March 31, 2022, filed with the Securities and Exchange Commission (the “Report”), Christopher W. Ho, Chief Executive Officer, and Richard Li, Chief Financial Officer, of the Company each hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated results of operations of the Company for the periods presented.

By:	/s/ Christopher W. Ho
Christopher W. Ho
Chief Executive Officer

By:	/s/ Richard Li
Richard Li
Chief Financial Officer

Dated: June 23, 2022

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Form 10-K or as a separate disclosure document.